UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 22, 2019

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

118 North Bedford Road, Suite 100, Mt. Kisco, NY	10549
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange which registered
Common Stock	WISH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on October 22, 2019. The stockholders elected three directors to the Board of Directors, approved, on an advisory basis, a resolution approving the Company’s named executive officer compensation, and ratified the appointment of EisnerAmper LLP as independent auditors for 2019. For the annual meeting there were 19,744,321 shares outstanding and eligible to vote of which 17,547,140 were present at the meeting in person or by proxy. The tabulation for each matter voted upon at the meeting was as follows:

Election of Directors:
	For	Withheld	Broker Non-Votes
Harvey P. Eisen	12,458,291	2,137,933	2,950,916
Dort A. Cameron III	12,917,398	1,678,826	2,950,916
Lawrence G. Schafran	12,921,655	1,674,569	2,950,916

Advisory vote on executive compensation:
For	12,038,808
Against	824,786
Abstain	1,732,630
Broker Non-Votes	2,950,916

Proposal to ratify the appointment of EisnerAmper LLP as independent auditors for 2019:
For	12,884,152
Against	344,138
Abstain	1,268

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Investors’ Service Holdings, Inc.

Date: October 23, 2019	By:	/s/ Harold D. Kahn
Name: Harold D. Kahn
Title: Acting Chief Financial Officer